Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-132828 and 333-147939 of Great Plains Energy Incorporated on Form S-8 of our report dated June 29, 2009, appearing in this Annual Report on Form 11-K of the Great Plains Energy Incorporated 401(k) Savings Plan (formerly known as Great Plains Energy Incorporated Cash or Deferred Arrangement ("Employee Savings Plus")) for the year ended December 31, 2008.

/s/ Deloitte & Touche LLP

Kansas City, MO
June 29, 2009